Exhibit 99.1
Press Release          September 17, 2007

Investor Relations Contacts: Patrick T. Mooney, M.D., CEO 508-530-0329 pmooney@echotx.com
FOR IMMEDIATE RELEASE
Sontra Medical and Echo Therapeutics Announce Merger
Combined Company Boasts Complementary Suite of Transdermal Drug Delivery
Technologies and Strategic Relationship with Cato Research
FRANKLIN, MA, and DURHAM, NC, Sept. 17, 2007 — Sontra Medical Corporation (OTC Bulletin Board: SONT.OB), a leader in transdermal technology, and Echo Therapeutics, Inc., a privately held specialty transdermal therapeutics company, jointly announced today that they have merged to form a single, publicly held company to operate under the name Echo Therapeutics, Inc. Pursuant to the parties’ definitive merger agreement, Sontra acquired all of the outstanding shares of Echo common stock in exchange for an aggregate of 6,250,000 shares of Sontra common stock. The stockholders of Sontra and former stockholders of Echo hold approximately 65 percent (65%) and 35 percent (35%) of the combined company’s outstanding common stock, respectively. The newly combined company will have corporate offices in Philadelphia and research and development facilities in Franklin, MA and Durham, NC. Patrick T. Mooney, M.D. and Shawn K. Singh, J.D., both formerly of Echo, will serve as Chief Executive Officer and Interim President of the combined company, respectively. Harry G. Mitchell, CPA, of Sontra, will continue to serve as Chief Operating Officer and Chief Financial Officer of the combined company. Burnham Hill Partners, a division of Pali Capital, Inc., served as financial advisor to Sontra in connection with the merger and in connection with a separate $1.325 million bridge note financing to a limited group of strategic institutional and accredited investors.
“This merger is a timely combination of two late-stage and powerful transdermal drug penetration technologies,” said Patrick Mooney, M.D., Echo’s Chief Executive Officer. “Together, we are now ideally positioned to leverage and monetize both technologies through a continuing stream of strategic drug development and marketing partnerships. Our long-term strategic relationship with Cato Research, a highly-respected global contract research organization, will enable the combined company to maximize the output of its two core technology platforms and minimize the clinical development and regulatory risks.”
“We entered into this merger based on the strategic rationale that a second and complementary platform technology would expand our opportunities for long-term growth,” said Michael Wigley, Sontra’s Chairman. “The merger with Echo validates and supports Sontra’s strategy over the last nine months which has been focused on stabilizing our financial condition, capitalizing the company for future growth, and continuing development and commercialization programs that are strategically relevant to our long term plan.”
Highlights of the Transaction
The merger created a leading, platform-enabled transdermal therapeutics and diagnostics company focused on multiple large markets for improved formulations of specialty pharmaceuticals and new applications of next generation transdermal diagnostics. The combined company is marked by the following key attributes and capabilities:
•	Two transdermal drug penetration technologies, with emphasis on development and commercialization of improved formulations of well-established, FDA-approved products in concert with a 505(b)(2) regulatory strategy

•	Diverse, late-stage pipeline, with one FDA-approved product, a second product candidate covered by a pending NDA filed with the FDA and seven (7) pipeline candidate programs in development covering eight (8) different indications

•	Experienced management team and Board of Directors with public company expertise and critical competencies necessary to capitalize on the value inherent in each technology platform

•	Long-term strategic development and regulatory partnership with Cato Research, an established global contract research organization, to maximize development efficiencies and reduce clinical development and regulatory risks

•	Expertise from Cato Research will strengthen and expand the reach of ongoing late-stage clinical development programs in continuous transdermal glucose monitoring (CTGM) for the diabetes home use and hospital intensive and critical care settings
About Sontra Medical Corporation
Sontra Medical Corporation owns technology in ultrasound and skin permeation methods used in transdermal science for therapeutic and diagnostic applications, and are developing a non-invasive CTGM for use in the large diabetes home use and hospital intensive and critical care markets. Sontra’s CTGM device leverages its FDA-approved SonoPrep® ultrasound-mediated skin permeation system.
About Echo Therapeutics, Patrick T. Mooney, MD and Shawn K. Singh, JD
Echo Therapeutics is a platform-enabled specialty transdermal therapeutics company developing a broad portfolio of advanced topical formulations of well established, FDA-approved products using its proprietary Azone dermal penetration technology. Echo has submitted a new drug application (NDA) to the FDA for the approval of its lead product, Durhalieve, for treatment of corticosteroid responsive dermatoses.

Dr. Mooney will serve as Chief Executive Officer and director of the combined company. He joined Echo in September 2006 as President, Chief Executive Officer and director. Prior to joining Echo, Dr. Mooney was President, Chief Executive Officer and Chairman of Aphton Corporation (Nasdaq: APHT), where he also served as Chief Medical Officer. Prior to Aphton Dr. Mooney served as Vice President, Senior Biotechnology Analyst for Thomas Weisel Partners, LLC, a full service merchant banking firm. Dr. Mooney received his medical degree from the Jefferson Medical College of Thomas Jefferson University and trained in surgery at Thomas Jefferson University Hospital.
Mr. Singh will serve as interim, part-time President and director of the combined company. He joined Echo in 2004 and served as President and director prior to his appointment as Chairman of the Board in 2006. He has been working with life science companies for nearly 20 years. In addition to his role with Echo, Mr. Singh serves as a Principal of Cato BioVentures, the venture capital affiliate of Cato Research, a contract research organization of which he serves as Chief Business Officer, and interim Chief Operating Officer and director of VistaGen Therapeutics. Prior to joining Echo, Mr. Singh served as Chief Business Officer of SciClone Pharmaceuticals (Nasdaq: SCLN), President of Artemis Neuroscience and Corporate Finance Associate in the Silicon Valley offices of Morrison & Foerster. Mr. Singh also serves as part-time Chief Executive Officer of Hemodynamic Therapeutics, a majority-owned subsidiary of Cato BioVentures.
About Cato Research Ltd.
Founded in 1988 by Dr. Allen Cato and Lynda Sutton and headquartered near Research Triangle Park, NC, Cato Research is a privately held, full-service contract research and development organization providing strategic and tactical support for clients in the pharmaceutical, biotechnology, medical device, and medical diagnostic industries. With a staff of more than 300 and offices located in the United States, Canada, Europe, Israel and South Africa, Cato Research’s services range from design and management of preclinical and clinical studies to submission of regulatory documents required for marketing approval.
About Burnham Hill Partners
Burnham Hill Partners, based in New York City, was formed in August 2003 and is a division of Pali Capital Inc., a NASD registered broker dealer. The professionals at Burnham Hill Partners have extensive experience providing comprehensive financing and financial advisory services to publicly traded companies with market capitalizations up to $250 million. Burnham Hill Partners’ sector expertise includes telecommunications, electronics equipment and services, network security and software as well as medical devices and life sciences.

© 2007 Sontra Medical Corporation, SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to sell additional shares of common stock and warrants to purchase common stock at additional closings, the Company’s ability to develop, market and sell products based on its technology, including a continuous transdermal glucose monitor for the diabetes and hospital ICU market; the expected benefits and efficacy of the SonoPrep device in connection with diagnostics, glucose monitoring and transdermal science; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-KSB for the year ended December 31, 2006, our respective quarterly reports on Form 10-QSB, and our current reports on Form 8-K. We do not undertake to update these forward-looking statements made by us.

10 Forge Parkway
Franklin, MA 02038, USA
Tel: 1+ 877-4-SONTRA (766878)
Fax: 1+ 508-553-8760
www.sontra.com
© 2002 — 2007 Sontra Medical Corporation. All rights reserved worldwide.